As Filed with the Securities and Exchange Commission on March 15, 2005

                                                   Registration No.  333-115646

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------


                               REFOCUS GROUP, INC.
                 (Name of small business issuer in its charter)

          Delaware                      7389                   75-2910096
  (State or jurisdiction of        (Primary Standard        (I.R.S. Employer
incorporation or organization)  Industrial Classification    Identification
                                    Code Number)                 Number)

           10300 North Central Expressway, Suite 104, Dallas, TX 75231
                                 (214) 368-0200
          (Address and telephone number of principal executive offices)
               --------------------------------------------------

           10300 North Central Expressway, Suite 104, Dallas, TX 75231
                    (Address of principal place of business)
               --------------------------------------------------

                                   Mark A. Cox
                             Chief Financial Officer
                    10300 North Central Expressway, Suite 104
                                Dallas, TX 75231
                                 (214) 368-0200
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Robert W. Dockery, Esq.
                              Jenkens & Gilchrist,
                           A Professional Corporation
                          1445 Ross Avenue, Suite 3200
                              Dallas, TX 75202-2799
               --------------------------------------------------

     Approximate date of commencement of proposed sale to the public:

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

               --------------------------------------------------

===============================================================================

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to Form SB-2 Registration Statement relates to the Registration Statement on Form SB-2 (Registration File No. 333-115646) of Refocus Group, Inc., or the Company, originally filed with the Securities and Exchange Commission on May 19, 2004, and as most recently supplemented by a supplement filed with the Securities and Exchange Commission on November 16, 2004, pertaining to 17,897,636 shares of common stock, $0.0001 par value per share, of the Company and up to 4,731,250 shares of common stock of the Company issuable upon the exercise of warrants to purchase shares of common stock of the Company.

     This Post-Effective Amendment No. 1 to Form SB-2 Registration Statement is being filed to deregister those shares of common stock and those shares of common stock issuable upon the exercise of warrants to purchase shares of common stock that remain unsold by the selling stockholders pursuant to the registration statement as of the date hereof because the Company's obligation to maintain the registration statement has expired. By filing this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement, the Company hereby deregisters any unsold shares of common stock and shares of common stock issuable upon the exercise of warrants to purchase shares of common stock included in the registration statement, and the registration statement is hereby amended, as appropriate, to reflect the deregistration of those shares.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 15, 2005.


                                            REFOCUS GROUP, INC.



                                            By:  /s/ MARK A. COX
                                            --------------------
                                            Mark A. Cox
                                            Vice President, Secretary and
                                            Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)


     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ TERENCE A. WALTS                                            March 15, 2005
--------------------
Terence A. Walts          Director, Chief Executive Officer
                          and President (Principal Executive Officer)


       *
--------------------
Glenn Bradley, Ph.D.      Director


       *
--------------------
Grady E. Schleier         Director



--------------------
Douglas C. Williamson     Director


/s/ KENNETH N. ELMGREN                                          March 15, 2005
----------------------
Kenneth N. Elmgren        Director



--------------------
Thomas W. Lyles, Jr.      Director



         * By:    /s/ TERENCE A. WALTS                          March 15, 2005
                  --------------------
                  Terence A. Walts
                  Attorney-in-fact



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